Getty Images Reports Third Quarter 2024 Results
•Revenue Growth of 4.9%, Currency Neutral Growth of 5.4%
•Corporate, Media, and Agency Customer Categories in Growth
•Getty Images, iStock, and Unsplash+ in Growth
•Annual Subscribers Grew Nearly 50%
•Annual Subscriber Revenue Represents 52.4% of Total Revenue
•Raises Revenue and Adjusted EBITDA Outlook

New York, NY, November 7, 2024 – Getty Images Holdings, Inc. (“Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the third quarter ended September 30, 2024.

“Getty Images reported strong performance in the third quarter, with growth across Getty Images, iStock, and Unsplash+, as well as across all customer categories, and a nearly 50 percent increase in our subscribers compared to the LTM period,” said Craig Peters, Chief Executive Officer for Getty Images. “As we look ahead to closing out the year and into 2025, I am confident in our trajectory. Our differentiation, execution, and commitment to providing durable value to our customers will continue to drive our success.”

“We executed and delivered strong revenue growth and profitability that reflect the positive momentum we have built across our business,” said Jenn Leyden, Chief Financial Officer. “Taking into consideration our performance to date and the foreign currency rates, we are raising our 2024 guidance for both Revenue and Adjusted EBITDA. We are confident that we are well positioned to execute with our differentiated, high quality, powerful content and our steadfast customer focus at the core of our financial performance.”

Third Quarter 2024 Financial Summary:
•Revenue for the period was $240.5 million, an increase of 4.9% year-over-year and 5.4% on a currency neutral basis.
•Net Loss of $2.5 million, compared to Net Loss of $18.4 million in Q3'23. Included in Q3'24 results is a $28.7 million unrealized loss primarily related to the change in fair value of the Company’s Euro Term Loan, compared to an unrealized gain of $16.5 million in Q3'23. Separately, the Q3’23 results included $106.1 million Loss on Litigation related to the previously disclosed warrant litigation, partially offset by $60.0 million Recovery of Loss on Litigation from the Company’s D&O insurance policy. Net Loss Margin for Q3'24 was 1.1% compared to Net Loss Margin of 8.0% in Q3'23.
•Adjusted EBITDA* of $80.6 million, up 0.4% year over year and up 0.8% on a currency neutral basis. Adjusted EBITDA Margin* was strong at 33.5% and 35.0% for Q3'24 and Q3'23, respectively.
•Adjusted EBITDA less capex* was $68.1 million, up 0.4% year over year and up 1.2% on a currency neutral basis.

Liquidity and Balance Sheet:
•Net cash provided by operating activities of $78.6 million in Q3'24, compared to $99.0 million in the prior year period.
•Free cash flow* of $(1.8) million in Q3'24, compared to $12.8 million in the prior year period. The decrease in free cash flow largely reflects changes in the timing of payments and receipts, as well as higher cash interest and cash taxes paid.
•Ending cash balance on September 30, 2024 was $109.9 million, down $26.8 million from the ending balance on December 31, 2023 and down $3.7 million from September 30, 2023. This decrease was driven in large part by the voluntary $55.2 million paydown of the USD Term Loan year-to-date, including a $20.0 million paydown in Q3’24. We have $150.0 million available through our Revolver which remains undrawn, for total available liquidity of $259.9 million.

•Total debt was $1.349 billion, which included $300.0 million in senior notes and a term loan balance of $1.049 billion, consisting of $581.8 million in USD and $467.6 million in USD equivalent of Euros, converted using exchange rates as of September 30, 2024. We continue to evaluate opportunities to refinance our existing debt in the dollar and euro capital markets.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)
Our KPIs outlined below are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. KPI comparisons for the last twelve months ended September 30, 2024 reflect Hollywood strike impact.

	Last Twelve Months Ended September 30,
	2024	2023	Increase / (Decrease)
LTM total purchasing customers (thousands)[1]	719	826	(12.9)%
LTM total active annual subscribers (thousands)[2]	298	202	47.7%
LTM paid download volume (millions)[3]	94	95	(0.7)%
LTM annual subscriber revenue retention rate[4]	92.2%	94.5%	-230 bps
Image collection (millions)[5]	563	525	7.2%
Video collection (millions) [5]	31	27	17.2%
LTM video attachment rate[6]	16.4%	13.7%	+270 bps

Annual subscription - includes all products with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.
2 The count of customers who were on an annual subscription product during the reporting period.
3 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads related to an agreement signed with Amazon, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.
4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.
5 A count of the total images and videos in our content library as of the reporting date.
6 A measure of the percentage of total paid customer downloaders who are video downloaders.

Financial Outlook for Full Year 2024

The following tables summarize Getty Images’ updated fiscal year 2024 guidance:

	Updated 2024 Guidance	Prior 2024 Guidance
Revenue	$934 million to $943 million	$924 million to $943 million
Revenue YoY	1.9% to 2.9%	0.9% to 2.9%
Revenue YoY, Currency Neutral	1.6% to 2.6%	1.0% to 3.0%
Adjusted EBITDA	$292 million to $294 million	$290 million to $294 million
Adjusted EBITDA YoY	(3.1)% to (2.5)%	(3.8)% to (2.5)%
Adjusted EBITDA YoY, Currency Neutral	(3.4)% to (2.8)%	(3.6)% to (2.3)%

Guidance has been updated to reflect the Company's financial performance year to date and the impact of foreign currency exchange rates on both Revenue and Adjusted EBITDA.

Webcast & Conference Call Information
The Company will host a conference call and live webcast with the investment community at 4:30 p.m. ET, Thursday, November 7, 2024 to discuss its third quarter 2024 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-800-717-1738 (in the U.S.) or 1-646-307-1865 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 1153941.

About Getty Images
Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 576,000 content creators and more than 340 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end‑to‑end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,”

“seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; our ability to grow our subscriptions business; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence and machine learning (collectively, “AI”), including statements regarding AI and innovation momentum; the increased use of AI applications such as generative AI technologies that may result in harm to our brand, reputation, business, or intellectual property; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity breaches, incidents, and vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors' unions and including its lingering effects, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgements, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A common stock; the lingering effect of the COVID-19 pandemic; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the U.S. securities laws; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A common stock without stockholder approval; costs related to operating as a public company; and other risks and uncertainties identified in “Item 1A Risk Factors” of our most recently filed Annual Report on Form 10-K (the “2023 Form 10-K”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Item 1A Risk Factors” in our 2023 Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1A Risk Factors” in our 2023 Form 10-K and other filings with the SEC are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$240,545	$229,298	$691,963	$690,616

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$64,092	$60,939	$187,445	$187,579
Selling, general and administrative expenses	100,130	97,253	302,306	300,930
Depreciation	14,879	13,786	43,928	40,349
Amortization	590	7,298	1,716	21,765
Loss on litigation	3,199	106,108	8,013	112,549
Recovery of loss on litigation	—	(60,000)	—	(60,000)
Other operating expenses (income) – net	219	(24)	3,627	588
Total operating expenses	183,109	225,360	547,035	603,760
Income from operations	57,436	3,938	144,928	86,856

Other (expense) income, net:
Interest expense	(34,004)	(32,255)	(100,618)	(94,435)
Loss on fair value adjustment for swaps – net	—	(2,322)	(1,459)	(5,047)
Unrealized foreign exchange (loss) gain – net	(28,657)	16,482	(9,796)	2,395
Other non-operating income – net	1,452	1,104	4,147	2,226

Total other expense – net	(61,209)	(16,991)	(107,726)	(94,861)
(Loss) income before income taxes	(3,773)	(13,053)	37,202	(8,005)
Income tax benefit (expense)	1,246	(5,395)	(22,453)	(11,517)

Net (loss) income	(2,527)	(18,448)	14,749	(19,522)
Less:
Net (loss) income attributable to non-controlling interest	(332)	(45)	(358)	248
Net (loss) income attributable to Getty Images Holdings, Inc.	$(2,195)	$(18,403)	$15,107	$(19,770)

Net (loss) income share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$(0.01)	$(0.05)	$0.04	$(0.05)
Diluted	$(0.01)	$(0.05)	$0.04	$(0.05)

Weighted-average Class A common shares outstanding:
Basic	410,473,104	399,703,684	408,373,567	397,492,201
Diluted	410,473,104	399,703,684	413,276,301	397,492,201

GETTY IMAGES HOLDINGS, INC.
BALANCE SHEETS
(Unaudited)(In thousands, except share and par value data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$109,873	$136,623
Restricted cash	4,515	4,227
Accounts receivable – net of allowance of $6,911 and $6,526, respectively	136,702	138,730
Prepaid expenses	14,645	15,798
Insurance recovery receivable	45,969	48,615
Taxes receivable	10,411	9,758
Other current assets	13,459	11,253
Total current assets	335,574	365,004
Property and equipment, net	182,801	179,378
Operating lease right-of-use assets	34,845	41,098
Goodwill	1,516,979	1,501,814
Intangible assets, net of accumulated amortization	406,586	403,805
Deferred income taxes, net	69,240	69,400
Other assets	39,023	41,262
Total assets	$2,585,048	$2,601,761
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100,208	$102,525
Accrued expenses	45,403	43,653
Income taxes payable	7,388	11,325
Litigation reserves	102,171	98,149
Deferred revenue	171,345	176,349
Total current liabilities	426,515	432,001
Long-term debt, net	1,349,012	1,398,658
Lease liabilities	32,170	39,858
Deferred income taxes, net	21,901	21,580
Uncertain tax positions	22,206	24,772
Other long-term liabilities	1,993	3,462
Total liabilities	1,853,797	1,920,331

Stockholders’ equity:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 411.1 million shares issued and outstanding as of September 30, 2024 and 405.0 million shares issued and outstanding as of December 31, 2023	41	40
Additional paid-in capital	2,010,856	1,983,276
Accumulated deficit	(1,247,908)	(1,263,015)
Accumulated other comprehensive loss	(79,585)	(87,076)
Total Getty Images Holdings, Inc. stockholders’ equity	683,404	633,225
Non-controlling interest	47,847	48,205
Total stockholders’ equity	731,251	681,430
Total liabilities and stockholders’ equity	$2,585,048	$2,601,761

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,749	$(19,522)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	43,928	40,349
Amortization	1,716	21,765
Unrealized exchange gains (losses) on foreign denominated debt	4,031	(3,450)
Equity-based compensation	17,454	27,185
Deferred income taxes – net	481	(4,168)
Uncertain tax positions	(2,566)	(5,952)
Non-cash fair value adjustment for swaps - net	1,459	5,047
Amortization of debt issuance costs	1,904	2,965
Non-cash operating lease costs	8,987	5,234
Other	2,342	3,348
Changes in assets and liabilities:
Accounts receivable	760	(1,156)
Accounts payable	(6,136)	2,781
Accrued expenses	6,734	(232)
Insurance recovery receivable	2,646	(60,000)
Litigation reserves	4,022	96,711
Lease liabilities, non-current	(8,972)	(5,645)
Income taxes receivable/payable	(3,860)	(1,382)
Interest payable	(7,330)	(7,068)
Deferred revenue	(5,157)	2,412
Other	1,432	(231)
Net cash provided by operating activities	78,624	98,991

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(42,323)	(41,868)
Acquisition of a business, net of cash acquired	(15,038)	—
Net cash used in investing activities	(57,361)	(41,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(2,205)	(1,137)
Prepayment of debt	(55,200)	(47,800)
Proceeds from common stock issuance	6,194	13,181
Cash paid for settlement of employee taxes related to equity-based awards	(2,655)	(5,607)
Cash paid for equity issuance costs	—	(150)
Net cash used in financing activities	(53,866)	(41,513)

Effects of exchange rates fluctuations	6,141	(208)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(26,462)	15,402
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	140,850	102,394
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	114,388	117,796

Non-GAAP Financial Measures
In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(2,527)	$(18,448)	$14,749	$(19,522)
Add/(less) non-GAAP adjustments:
Depreciation and amortization	15,469	21,084	45,644	62,114
Loss on litigation, net of recovery	3,199	46,108	8,013	52,549
Other operating expense (income) – net	219	(24)	3,627	588
Interest expense	34,004	32,255	100,618	94,435
Fair value adjustments, foreign exchange and other non-operating (income) expense [1]	27,205	(15,264)	7,108	426
Income tax expense	(1,246)	5,395	22,453	11,517
Equity-based compensation expense, net of capitalization	4,306	9,176	17,454	27,185
Adjusted EBITDA	$80,629	$80,282	$219,666	$229,292
Capex	12,482	12,416	42,314	41,868
Adjusted EBITDA less capex	68,147	67,866	177,352	187,424
Net (loss) income margin	(1.1)%	(8.0)%	2.1%	(2.8)%
Adjusted EBITDA margin	33.5%	35.0%	31.7%	33.2%

1 Beginning in the third quarter 2023 reporting period, the Company reclassified historical legal fees associated with our warrant litigation from “Selling, general and administrative expenses” to “Loss on litigation” within the Condensed Consolidated Statements of Operations, and revised its Adjusted EBITDA calculation.
2 Fair value adjustments for our swaps, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$10,653	$25,208	$78,624	$98,991
Acquisition of property and equipment	(12,490)	(12,416)	(42,323)	(41,868)
Free Cash Flow	$(1,837)	$12,792	$36,301	$57,123

OTHER FINANCIAL DATA
Revenue by Product

	Three Months Ended September 30,				increase / (decrease)
(In thousands)	2024	% of revenue	2023	% of revenue	$ change	% change	CN % change
Creative	$133,709	55.6%	$145,211	63.3%	$(11,502)	(7.9)%	(7.4)%
Editorial	92,779	38.6%	79,944	34.9%	12,835	16.1%	16.3%
Other	14,057	5.8%	4,143	1.8%	9,914	239.3%	240.1%
Total revenue	$240,545	100.0%	$229,298	100.0%	$11,247	4.9%	5.4%

	Nine Months Ended September 30,				increase / (decrease)
(In thousands)	2024	% of revenue	2023	% of revenue	$ change	% change	CN % change
Creative	$410,445	59.3%	$432,927	62.7%	$(22,482)	(5.2)%	(4.8)%
Editorial	255,827	37.0%	244,911	35.5%	10,916	4.5%	4.6%
Other	25,691	3.7%	12,778	1.9%	12,913	101.1%	101.4%
Total revenue	$691,963	100.0%	$690,616	100.0%	$1,347	0.2%	0.5%

Balance Sheet & Liquidity

(In millions)	September 30, 2024	December 31, 2023	September 30, 2023
Cash & Cash Equivalents[1]	$109.9	$136.6	$113.5
Available under Revolving Credit Facility[2]	$150.0	$150.0	$150.0
Liquidity	$259.9	$286.6	$263.5
Term Loans Outstanding - USD Tranche	$581.8	$637.0	$639.6
Term Loans Outstanding - EUR Tranche[3]	$467.6	$463.6	$443.6
Total Balance - Term Loans Outstanding[4]	$1,049.4	$1,100.6	$1,083.2
Senior Notes	$300.0	$300.0	$300.0

1 Excludes restricted cash of $4.5 million as of September 30, 2024, $4.2 million as of December 31, 2023 and $4.3 million as of September 30, 2023.
2 Our Revolving Credit Facility was effective May, 2023 and matures May, 2028.

3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of September 30, 2024 of 1.11, December 31, 2023 of 1.11, and September 30, 2023 of 1.05.
4 Represents face value of debt, not GAAP carrying value.

Investor Contact:
Getty Images
Steven Kanner
Investorrelations@gettyimages.com
Media Contact:
Getty Images
Anne Flanagan
Anne.flanagan@gettyimages.com